January 14, 2011
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009 and
Underlying Supplement No. 3 dated October 22, 2010)

HSBC USA Inc.
Bearish Accelerated Market Participation
SecuritiesTM (“AMPS”)

}	This Free Writing Prospectus (“FWP”) relates to:

- Bearish AMPSTM linked to the Russell 2000® Index (“RTY”)

}	18-month maturity

}	Potential gain of 2x any negative return in the RTY, up to the Maximum Cap of 21.00%

}	1x loss on any positive return in the RTY

The Bearish Accelerated Market Participation SecuritiesTM (“AMPS” or, each a “security”) offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.  The AMPS will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-3 of the accompanying prospectus supplement and page US-3 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security	$1,000
Total

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of between 1.50% and 2.10% per $1,000 Principal Amount of securities in connection with the distribution of the securities, a portion of which may consist of a combination of selling concessions of up to 1.50% and referral fees of up to 0.60%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

HSBC USA Inc.

Bearish Accelerated Market Participation SecuritiesTM (AMPS)
Linked to the Russell 2000® Index

Indicative Terms*

Principal Amount	$1,000 per security
Reference Asset	The Russell 2000® Index
Term	18 months
Downside Participation Rate	200% (2x) exposure to any negative Reference Return, subject to the Maximum Cap
Upside Exposure	100% (1x) exposure to any positive Reference Return
Maximum Cap	21.00%
Payment at Maturity per security
If the Reference Return is less than or equal to zero, you will receive the lesser of:
a) $1,000 + ($1,000 × the absolute value of the Reference Return ×  Downside Participation Rate)
b) $1,000 + ($1,000 × Maximum Cap)
You will receive a positive return on your securities if the Reference Return is negative.
If the Reference Return is greater than zero, you will receive:
$1,000 - [$1,000 × Reference Return]
You will receive a negative return on your securities if the Reference Return is positive.  Under these circumstances, you may lose up to 100% of your investment.  In no circumstance, however, will the Final Settlement Value be less than zero.

Reference Return	Final Value –Initial Value Initial Value
Initial Value	See page FWP-4
Final Value	See page FWP-4
Pricing Date	January 27, 2011
Trade Date	January 27, 2011
Settlement Date	February 1, 2011
Final Valuation Date	July 27, 2012
Maturity Date	August 1, 2012
CUSIP	4042K1CM3

* As more fully described beginning on page FWP-4.

The AMPSTM

The Bearish AMPS are designed for investors who seek bearish exposure to the RTY on an accelerated basis.  In exchange for accelerated participation in any declines in the Reference Asset, subject to the Maximum Cap, you are exposed to loss of some or all of your Principal Amount if the Reference Return is positive.

If you hold your securities to their maturity, you will gain 2% on your Principal Amount for each 1% the Reference Return is below zero, subject to the Maximum Cap.  If the Reference Return is positive, you will lose 1% of your Principal Amount for each 1% that the Reference Return is above zero.

The offering period for the AMPS is through January 27, 2011

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting a 200% (2x) Downside Participation Rate and a 21.00% Maximum Cap.

Information about the Reference Asset

Russell 2000® Index
The RTY is designed to track the performance of the small-capitalization segment of the U.S. equity market. It consists of the smallest 2,000 companies included in the Russell 3000® Index, which is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The top 5 industry groups by market capitalization as of 12/31/10 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and  Health Care.

The graph above illustrates the 5-yr performance of the Reference Asset through January 13, 2011.  Past performance is not necessarily an indication of future results.  For further information on the Reference Asset please see “Information Relating to the Russell 2000® Index” on page FWP-12 and “The Russell 2000® Index” on page US3-8 of the accompanying underlying supplement no. 3.  We have derived all disclosure regarding the Reference Asset from publicly available information.  Neither HSBC USA Inc. or any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Asset.

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HSBC USA Inc.
Bearish Accelerated Market Participation SecuritiesTM (AMPS)

The offering of securities will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and underlying supplement.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is positive, lose up to 100% of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the Russell 2000® Index (the “Reference Asset”).  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per security
Reference Asset:	The Russell 2000® Index
Trade Date:	January 27, 2011
Pricing Date:	January 27, 2011
Settlement Date:	February 1, 2011
Final Valuation Date:	July 27, 2012. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:
3 business days after the Final Valuation Date, which is expected to be August 1, 2012.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Downside Participation Rate:	200%
Maximum Cap:	21.00%
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:
If the Reference Return is less than or equal to zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:
(a) $1,000 + ($1,000 × the absolute value of the Reference Return × Downside Participation Rate)
(b) $1,000 + ($1,000 × Maximum Cap)
Under these circumstances, you will gain 2% on your investment in the securities for each 1% that the Reference Return is below zero, subject to the Maximum Cap.  You should be aware that you will only receive a positive return on your securities if the Final Value has declined from the Initial Value.  In such case, the Reference Return will be negative.
If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:
$1,000 – ($1,000 × Reference Return)
Under these circumstances, you will lose 1% of the Principal Amount of your securities for each 1% that the Reference Return is above zero.  You should be aware that if the Reference Return is greater than zero, you may lose up to 100% of your investment.  In no instance, however, will the Final Settlement Value be less than zero.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Value –Initial Value
           Initial Value
provided, however, that the Reference Return will never exceed 100%.  If this calculation results in a Reference Return greater than 100%, the calculation agent will set the Reference Return to 100%.

Initial Value:	The Official Closing Value of the Reference Asset on the Pricing Date.
Final Value:	The Official Closing Value of the Reference Asset on the Final Valuation Date.

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Official Closing Value:
The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “RTY<Index>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP / ISIN	4042K1CM3 /
Form of securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 3 dated October 22, 2010.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or underlying supplement, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is less than or equal to zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × the absolute value of the Reference Return × Downside Participation Rate)

(b) $1,000 + ($1,000 × Maximum Cap)

Under these circumstances, you will gain 2% on your investment in the securities for each 1% that the Reference Return is below zero, subject to the Maximum Cap.  You should be aware that you will only receive a positive return on your securities if the Final Value has declined from the Initial Value.  In such case, the Reference Return will be negative.

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 – ($1,000 × Reference Return)

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each 1% that the Reference Return is above zero.  You should be aware that if the Reference Return is greater than zero, you may lose up to 100% of your investment. In no instance, however, will the Final Settlement Value be less than zero.

Interest
The securities will not pay periodic interest.

Calculation Agent
We or one of our affiliates will act as calculation agent with respect to the securities.

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Trustee
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor
The Russell Investment Group is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:

}
You seek an investment with an enhanced return linked to the potential negative performance of the Reference Asset and you believe the value of the Reference Asset will decrease over the term of the securities.

}	You are willing to invest in the securities based on the Maximum Cap of 21.00%, which may limit your return at maturity.

}	You are willing to make an investment that is exposed to a loss of 1% of your Principal Amount for each 1% that the Reference Return is greater than zero.

}
You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are willing to forego dividends or other distributions paid to holders of stocks comprising the Reference Asset.

}	You do not seek current income from your investment.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

}	You believe the Reference Return will be positive on the Final Valuation Date or that the Reference Return will not be sufficiently negative to provide you with your desired return.

}	You are unwilling to invest in the securities based on the Maximum Cap of 21.00%, which may limit your return at maturity.

}	You are unwilling to make an investment that is exposed to a loss of 1% of your Principal Amount for each 1% that the Reference Return is greater than zero.

}	You seek an investment that provides some level of principal protection.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.

}	You seek current income from your investment.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the securities to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS
We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page US3-1 of underlying supplement no. 3.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement no. 3, including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement; and

}	“— There are Risks Associated With Small-Capitalization Stocks” in underlying supplement no. 3.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to any increase in the Final Value as compared to the Initial Value.  Accordingly, if the Reference Return is greater than zero, your Payment at Maturity will be less than the Principal Amount of your securities.  You may lose up to 100% of your investment at maturity if the Reference Return is positive.

Your return on the securities is limited by the Maximum Cap.

You will not participate in any decrease in the value of the Reference Asset (as magnified by the Downside Participation Rate) beyond the Maximum Cap of 21.00%.  You will not receive a return on the securities greater than the Maximum Cap.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive periodic interest payments.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the value of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the value of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of its Reference Asset. Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to

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the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

The securities will yield a return only if the Reference Return is negative.

The securities will yield a return only if the Final Value is less than the Initial Value (a negative Reference Return).  Your return on the securities will increase the more the Reference Return decreases, but will be capped at the Maximum Cap.  You will not participate in any appreciation of the Reference Asset, and any increases in the level of the Reference Asset will adversely affect your return on, and the market value of, the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES
The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Reference Asset relative to the Initial Value.  We cannot predict the Final Value of the Reference Asset.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Value used in the table and examples below is not the actual Initial Value of the Reference Asset.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or return on the securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000.  The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Hypothetical Initial Value:	800.00 (the actual Initial Value will be determined on the Pricing Date)

}	Downside Participation Rate:	200%

}	Maximum Cap:	21.00%

Hypothetical Final Value	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
1,760.00	120.00%	$0.00	-100.00%
1,600.00	100.00%	$0.00	-100.00%
1,440.00	80.00%	$200.00	-80.00%
1,280.00	60.00%	$400.00	-60.00%
1,120.00	40.00%	$600.00	-40.00%
960.00	20.00%	$800.00	-20.00%
920.00	15.00%	$850.00	-15.00%
880.00	10.00%	$900.00	-10.00%
840.00	5.00%	$950.00	-5.00%
816.00	2.00%	$980.00	-2.00%
808.00	1.00%	$990.00	-1.00%
800.00	0.00%	$1,000.00	0.00%
792.00	-1.00%	$1,020.00	2.00%
784.00	-2.00%	$1,040.00	4.00%
760.00	-5.00%	$1,100.00	10.00%
744.00	-10.00%	$1,200.00	20.00%
720.00	-10.50%	$1,210.00	21.00%
680.00	-15.00%	$1,210.00	21.00%
640.00	-20.00%	$1,210.00	21.00%
480.00	-40.00%	$1,210.00	21.00%
320.00	-60.00%	$1,210.00	21.00%
160.00	-80.00%	$1,210.00	21.00%
0.00	-100.00%	$1,210.00	21.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset decreases from the Initial Value of 800.00 to a Final Value of 784.00.

Initial Value:	800.00
Final Value	784.00
Reference Return:	-2.00%
Final Settlement Value:	$1,040.00

Because the Reference Return is negative, and the absolute value of such Reference Return multiplied by the Downside Participation Rate is less than the Maximum Cap, the Final Settlement Value would be $1,040.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × absolute value of Reference Return × Downside Participation Rate)

= $1,000 + ($1,000 × 2.00% × 200%)

= $1,040.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the absolute value of the Reference Return multiplied by 200% when such Reference Return is negative and if such amount multiplied by the Downside Participation Rate is less than or equal to the Maximum Cap.

Example 2: The level of the Reference Asset decreases from the Initial Value of 800.00 to a Final Value of 680.00.

Initial Value:	800.00
Final Value	680.00
Reference Return:	-15.00%
Final Settlement Value:	$1,210.00

Because the Reference Return is negative, and the absolute value of such Reference Return multiplied by the Downside Participation Rate is greater than the Maximum Cap, the Final Settlement Value would be $1,210.00 per $1,000 Principal Amount of securities, the maximum payment on the securities, calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 21.00%)

= $1,210.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the Reference Return is negative and if the absolute value of such Reference Return multiplied by 200% exceeds the Maximum Cap.

Example 3: The level of the Reference Asset increases from the Initial Value of 800.00 to a Final Value of 960.00.

Initial Value:	800.00
Final Value	960.00
Reference Return:	20.00%
Final Settlement Value:	$800.00

Because the Reference Return is positive, the Final Settlement Value would be $800.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 – ($1,000 × Reference Return)

= $1,000 – ($1,000 × 20.00%)

= $800.00

Example 3 shows that you are exposed to a 1% loss of your Principal Amount for each 1% that the Reference Return is greater than zero.  YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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INFORMATION RELATING TO THE RUSSELL 2000® INDEX

Description of the RTY

RTY is designed to track the performance of the small capitalization segment of the United States equity market.  All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and RTY consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.
The top 5 industry groups by market capitalization as of 12/31/10 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

For more information about the RTY, see “The Russell 2000® Index” on page US3-8 of the accompanying undaerlying supplement no. 3.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the monthly historical closing levels from January 31, 2006 through January 13, 2011 (using January 13, 2011 as the monthly historical closing level for January 2011).  The closing level for the RTY on January 13, 2011 was 801.36. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the RTY on the Final Valuation Date.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of between 1.50% and 2.10%, or $15.00 and $21.00, per $1,000 Principal Amount of securities.  HSBC Securities (USA) Inc. may allow selling concessions on sales of such securities by other brokers or dealers of up to 1.50%, or $15.00, and may pay referral fees to other broker-dealers of up to 0.60%, or $6.00, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as an executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special  U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as an executory contract with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.  For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-12

TABLE OF CONTENTS
Free Writing Prospectus
You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Bearish Accelerated Market
Participation Securities Linked
to the Russell 2000® Index

January 14, 2011

FREE WRITING PROSPECTUS

General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
Information Relating to the Russell 2000® Index	FWP-12
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-12
Certain U.S. Federal Income Tax Considerations	FWP-12

Underlying Supplement No. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ 100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59